SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 15, 2000
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                      Paradise Music & Entertainment, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                      001-12635                 13-3906452
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)

            53 West 23rd Street, New York, New York 10010 (Address of
                     principal executive offices, zip code)

       Registrant's telephone number, including area code: (212) 590-2100
                                 --------------

                                       N/A
          (Former name or former address, if changed since last report)

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This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by
Paradise Music & Entertainment, Inc., a Delaware corporation (the "Company"), on December 22, 2000 solely to expand upon certain disclosure made in Item 5 regarding a transaction with BayStar Capital, L.P. and BayStar International
Ltd. and to add certain documents as exhibits.

Item 5.      Other Events.

      On December 15, 2000, the Company completed a transaction with BayStar Capital, L.P. and BayStar International Ltd. whereby pursuant to a Purchase and Sale Agreement the BayStar entities converted and exchanged $3.0 million aggregate principal amount of 9% Senior Subordinated Convertible Notes of the Company (the "Notes") and accrued interest thereon for an aggregate of one million shares of Company common stock, warrants to purchase an aggregate of 500,000 shares of Company common stock and the Company's 1,000,000 shares of Series A Preferred Stock of Eruptor Entertainment, Inc.

      The warrants have an initial exercise price of $2.00 per share. Pursuant to the terms of the warrants, and warrants issued to the BayStar entities on March 7, 2000, the BayStar entities have exercised their rights to have the per share exercise price redetermined on March 7, 2001 to a price equal to the lesser of $2.00 and the average of the daily closing bid prices for the common stock for the 20 days immediately preceding March 7, 2001. The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock dividend, subdivision or combination of stock and the issuance of common stock or rights, options or warrants to acquire common stock at a price per share less than the exercise price of the warrants in effect immediately before such issuance. The warrants will expire at 5:00 P.M., New York City time on December 15, 2005.

      The exchange enabled the Company to eliminate all outstanding long-term debt and related annual interest expense. The Company expects to record a one-time non-cash gain related to this exchange during the fourth quarter of approximately $250,000 net of expenses of the transaction.


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

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

99.1 Purchase and Sale Agreement dated December 15, 2000 by and among Paradise Music & Entertainment, Inc., BayStar Capital, L.P. and BayStar International Ltd.

99.2 Form of Paradise Music & Entertainment, Inc. Common Stock Purchase Warrant No. W-3 to purchase 333,333 shares of common stock issued to BayStar Capital, L.P.

99.3 Form of Paradise Music & Entertainment, Inc. Common Stock Purchase Warrant No. W-4 to purchase 166,667 shares of common stock issued to BayStar International Ltd.


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                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PARADISE MUSIC & ENTERTAINMENT, INC.


Dated:  January 16, 2001                    By: /s/ Richard Flynn
                                            ---------------------------------
                                                    Richard Flynn
                                                    Chief Operating Officer,
                                                    Chief Financial Officer,
                                                    Treasurer and Secretary


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